UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2014 (May 15, 2014)
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
________________________ (State or other jurisdiction	_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
___________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On May 15, 2014, Latosha M. Dickinson was appointed as Senior Vice President and Chief Financial Officer of Northrim BanCorp, Inc. (the “Company”) and its wholly-owned subsidiary, Northrim Bank (the “Bank”), effective on such date.
Ms. Dickinson, age 35, joined the Bank in 2006 as Assistant Vice President, Lead Accountant for Financial Reporting. Ms. Dickinson was appointed Assistant Vice President, Assistant Controller in 2008, was appointed Vice President, Assistant Controller in 2009, and in 2011 was appointed Vice President and Controller of Financial Reporting until her appointment as the Company’s Chief Financial Officer. Prior to joining the Company in 2006, Ms. Dickinson was a Senior Audit Associate at KPMG, LLP. She earned her Masters of Accountancy and Bachelors of Science in Accounting from the University of Montana and is a graduate of the ABA Stonier Graduate School of Banking. In 2013, Dickinson earned the Wharton Leadership Certificate from The Wharton School at the University of Pennsylvania. She is a Certified Public Accountant with the State of Alaska.
Ms. Dickinson has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Ms. Dickinson has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.
Ms. Dickinson was not appointed as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any other person.
Ms. Dickinson will receive an annual base salary of $143,000, as adjusted from time to time and will be eligible to participate in the Company's profit sharing plan.
Ms. Dickinson has not yet entered into an employment agreement with the Company in connection with her appointment as the Company's Chief Financial Officer but is expected to do so sometime during the current fiscal quarter.
(b) In connection with Ms. Dickinson's appointment and effective May 15, 2014, Joseph M. Schierhorn will no longer serve as the Executive Vice President, Chief Financial Officer of the Company and the Bank.  Mr. Schierhorn will continue to serve as the Executive Vice President, Chief Operating Officer, and Corporate Secretary of the Company and the Bank.
A copy of the press release issued by the Company on May 16, 2014 announcing Ms. Dickinson's appointment and the change in Mr. Schierhorn's title is attached as Exhibit 99.1 to this current report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

May 16, 2014	By:	/s/ Joseph M. Schierhorn

Name: Joseph M. Schierhorn
Title: EVP, Chief Operating Officer